EXHIBIT 23.1
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                     CONSENT OF INDEPENDENT ACCOUNTANTS


   We consent to the reference to our firm under the caption "Experts" in this Registration Statement on Form F-3 and related Prospectus and to the incorporation by reference therein of our report dated February 13, 2001, with respect to the consolidated financial statements and schedule of BP p.l.c. included in its Annual Report on Form 20-F for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


   /s/ Ernst & Young
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   Ernst & Young
   London, England
   July 25, 2001